EXHIBIT 99.1

T-Mobile Crosses 100 Million Total Customer Milestone and Raises Second Half 2020 Financial Guidance Across the Board with Strong Third Quarter 2020 Results

Industry-Leading Customer Growth
•Record-high 2,035,000 total net additions, best in industry
•Record-high 1,979,000 postpaid net additions, best in industry
•689,000 postpaid phone net additions, best in industry
•56,000 prepaid net additions
•Record-high 100.4 million total customers at the end of Q3 2020
Strong Financial Results Drive Guidance Raise Across the Board
•Total revenues of $19.3 billion and service revenues of $14.1 billion
•Net income(1) of $1.3 billion and diluted earnings per share (“EPS”) of $1.00
•Adjusted EBITDA(1) of $7.1 billion, raising H2 2020 guidance
•Net cash provided by operating activities of $2.8 billion, raising H2 2020 guidance
•Free Cash Flow(1) of $352 million, raising H2 2020 guidance
Delivering Merger Synergies Faster Than Expected
•Expect to deliver more than $1.2 billion of synergies in 2020
•15 percent of Sprint postpaid customer traffic has already been moved over to the T-Mobile network and customer network migrations have begun
Extending 5G Network Leadership
•America’s largest 5G network covering 270 million people with more geographic coverage than Verizon and AT&T combined
•Supercharged experience with mid-band (2.5 GHz) 5G network covering more than 30 million people and expect to cover 100 million people by the end of 2020

BELLEVUE, Wash. - November 5, 2020 - T-Mobile US, Inc. (NASDAQ: TMUS) reported third quarter results today, highlighted by crossing the 100 million customer milestone after reporting record-high postpaid net additions that were nearly as much as the rest of the industry combined. T-Mobile, the undisputed growth leader in wireless, delivered industry-best results in total customer net additions, postpaid net additions, and postpaid phone net additions while simultaneously delivering net income and adjusted EBITDA growth. With these strong results, the company is raising its second half 2020 guidance for profitability and cash flow.

Since closing its merger with Sprint seven months ago, T-Mobile has been driving hard on integration including unifying employees and customers under one brand, rapidly improving the Sprint customer experience, and quickly rolling out 2.5 GHz spectrum to build the world’s best 5G network. Merger synergies are being realized faster than expected and the company expects to deliver more than $1.2 billion of synergies in 2020.

“Last quarter T-Mobile overtook AT&T to become #2 in U.S. wireless and today we announced our highest ever postpaid net adds. Now, with over 100 million wireless customers and America’s largest 5G network, there is no doubt that we’re the growth leader in wireless,” said Mike Sievert, T-Mobile CEO. “Customers are choosing T-Mobile in record numbers because we are the only ones that can deliver this combination of value and experience with a true 5G network that is available to customers in every single state! We’re consistently and profitably outpacing the competition – and we’re just getting started!”

___________________________________________________________

(1)Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Industry-Leading Customer Growth
•Net customer additions were 2,035,000 in Q3 2020, a record-high and the 23rd consecutive quarter of industry-leading performance in this category. The total customer count increased to a record-high of 100.4 million.
•Postpaid net customer additions were 1,979,000 in Q3 2020, a record-high and the 11th consecutive quarter of industry-leading performance in this category.
•Postpaid phone net customer additions were 689,000 in Q3 2020, leading the industry and marking the 27th consecutive quarter of leading the national carriers. Postpaid phone churn was 0.90%.
•Postpaid other net customer additions were 1,290,000 in Q3 2020, leading the industry and nearly double Verizon and AT&T combined as T-Mobile for Business continued to connect educational institutions during COVID-19.
•Prepaid net customer additions were 56,000 in Q3 2020 and prepaid churn was 2.86%.

The following table reflects the combined company results of T-Mobile for Q3 2020 and Q2 2020, while prior periods represent the historical results of standalone T-Mobile prior to the Sprint merger.

	Quarter			Nine Months Ended September 30,
(in thousands, except churn)	Q3 2020	Q2 2020	Q3 2019	2020	2019
Net customer additions	2,035	1,245	1,136	3,929	3,463
Postpaid net customer additions	1,979	1,112	1,074	3,868	3,201
Postpaid phone net customer additions	689	253	754	1,394	2,120
Postpaid other customer additions	1,290	859	320	2,474	1,081
Prepaid net customer additions	56	133	62	61	262
Total customers, end of period	100,362	98,327	66,503	100,362	66,503
Postpaid phone churn	0.90%	0.80%	0.89%	0.85%	0.85%
Prepaid churn	2.86%	2.81%	3.98%	3.07%	3.77%

Strong Financial Results
•Total service revenues increased year-over-year to $14.1 billion in Q3 2020, driven by the Sprint merger and continued customer growth.
•Total revenues increased year-over-year to $19.3 billion in Q3 2020, driven by the Sprint merger and continued customer growth.
•Net income increased year-over-year to $1.3 billion in Q3 2020, as revenue growth outpaced expense increases. Merger-related costs were $288 million pre-tax and $208 million, net of tax, in Q3 2020.
•EPS was relatively flat year-over-year at $1.00 in Q3 2020, as growth in net income was offset by a higher number of outstanding shares as a result of the Sprint merger.
•Adjusted EBITDA increased year-over-year to $7.1 billion in Q3 2020 primarily due to the Sprint merger and continued customer growth.
•Net cash provided by operating activities increased year-over-year to $2.8 billion in Q3 2020.
•Cash purchases of property and equipment including capitalized interest increased year-over-year to $3.2 billion in Q3 2020, as the company accelerated the build-out of its nationwide 5G network and ramped network integration activities related to the Sprint merger.
•Free Cash Flow decreased year-over-year to $352 million in Q3 2020.

The following table reflects the combined company results of T-Mobile for Q3 2020 and Q2 2020, while prior periods represent the historical results of standalone T-Mobile prior to the Sprint merger.

(in millions, except EPS)	Quarter			Nine Months Ended September 30,		Q3 2020 vs. Q2 2020	Q3 2020 vs. Q3 2019	YTD 2020 vs. YTD 2019
	Q3 2020	Q2 2020	Q3 2019	2020	2019
Total service revenues	$14,139	$13,230	$8,713	$36,215	$25,650	6.9%	62.3%	41.2%
Total revenues	19,272	17,671	11,061	48,056	33,120	9.1%	74.2%	45.1%
Net income	1,253	110	870	2,314	2,717	1,039.1%	44.0%	(14.8)%
EPS	1.00	0.09	1.01	2.06	3.15	1,011.1%	(1.0)%	(34.6)%
Adjusted EBITDA	7,129	7,017	3,396	17,811	10,141	1.6%	109.9%	75.6%
Net cash provided by operating activities	2,772	777	1,748	5,166	5,287	256.8%	58.6%	(2.3)%
Cash purchases of property and equipment, including capitalized interest	3,217	2,257	1,514	7,227	5,234	42.5%	112.5%	38.1%
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	352	1,441	1,134	2,525	2,921	(75.6)%	(69.0)%	(13.6)%

Delivering Merger Synergies Faster Than Expected
T-Mobile remains highly confident in its ability to deliver $43 billion of synergies and achieve the $6 billion of annualized savings from the Sprint merger from a combination of cost avoidance and expense reductions. In fact, the company is delivering faster than expected and targeting more than $1.2 billion of synergies in 2020.
•Expect more than $600 million of network synergies primarily from avoided new site builds and early site decommissioning.
•Expect approximately $500 million of sales, service and marketing synergies primarily from accelerated rationalization of retail stores, marketing consolidation and organizational redesign.
•Expect approximately $100 million of back office synergies primarily from accelerated organizational redesign.

The network team is quickly adding capacity to the T-Mobile network to facilitate more Sprint customer traffic. 15 percent of Sprint postpaid customer traffic has already been moved over to the T-Mobile network and customer network migrations have begun, as the company enabled cross-provisioning last month, thus separating the network migration from the billing system migration and enabling gross additions and upgrades from Sprint customers to be activated on the T-Mobile network.

Extending 5G Network Leadership
T-Mobile is on a mission to build America’s best 5G network, offering all of the Un-carrier customers unrivalled coverage and capacity in every place that they live, work and play. The company has already been the first to launch a nationwide 5G network, first to launch standalone 5G, and first to have 5G coverage in all 50 states and Puerto Rico.
•America’s largest 5G network covers 270 million people in 8,300 cities and towns across 1.4 million square miles. That’s more square miles of 5G coverage than Verizon and AT&T combined - 3.5x more than Verizon and 2x more than AT&T.
•T-Mobile continued to leverage its network to expand into new complementary 5G business opportunities like broadband and video to grow revenue per household.
◦Expanded its Home Internet Pilot service to parts of 450 cities and towns, laying the groundwork for a nationwide 5G commercial launch of fixed wireless broadband.
◦Launched its latest Un-carrier move with the introduction of next-gen streaming services TVision LIVE, VIBE and CHANNELS, and the TVision HUB, a new streaming device.

Raising H2 2020 Outlook
•Postpaid phone net customer additions are expected to be between 1.3 million and 1.4 million, including 600,000 to 700,000 in Q4 2020. The prior guidance of 1.7 million to 1.9 million total postpaid net customer additions was achieved with Q3 2020 results.
•Adjusted EBITDA is expected to be in the range of $13.6 billion to $13.7 billion, up from prior guidance of $12.4 billion to $12.7 billion. The Adjusted EBITDA target includes leasing revenues of $2.5 billion to $2.6 billion, compared to prior guidance of $2.4 billion to $2.6 billion.
•Cash purchases of property and equipment, including capitalized interest are expected to be between $6.7 billion and $6.9 billion, compared to prior guidance of $6.5 billion to $6.9 billion.
•Merger-related costs are expected to be $800 million to $1 billion before taxes, unchanged from prior guidance. These costs are excluded from Adjusted EBITDA but will impact Net income and cash flows.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be in the range of $5.9 billion to $6.1 billion, up from prior guidance of $5.3 billion to $5.7 billion.
•Free Cash Flow, including payments for Merger-related costs, is expected to be in the range of $700 million to $900 million, up from prior guidance of $300 million to $500 million. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions)	H2 2020 Guidance
	Previous		Current		Change (Mid-point)
Postpaid Net Customer Additions	1.7	1.9	Achieved in Q3 2020		N/A
Postpaid Phone Net Customer Additions	N/A	N/A	1.3	1.4	N/A
Net income (1)	N/A	N/A	N/A	N/A	N/A
Adjusted EBITDA	$12,400	$12,700	$13,600	$13,700	$1,100
Leasing Revenue	$2,400	$2,600	$2,500	$2,600	$50
Capital Expenditures (2)	$6,500	$6,900	$6,700	$6,900	$100
Merger-related costs (3)	$800	$1,000	$800	$1,000	$—
Net cash provided by operating activities	$5,300	$5,700	$5,900	$6,100	$500
Free Cash Flow (4)	$300	$500	$700	$900	$400
(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.
(2)Capital expenditures includes capitalized interest.
(3)Merger-related costs are excluded from Adjusted EBITDA but will impact Net income and cash flows.
(4)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2020.

Financial Results
For more details on T-Mobile’s Q3 2020 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Thursday, November 5, 2020 at 4:30 p.m. (ET)

Access via Phone (audio only):
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-575-6534
•International: +1 786-460-7205
•Participant Passcode: 3728568

Access via Webcast:
The earnings call will be broadcast live via our Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 3728568.

Submit Questions via Twitter:
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Sprint. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”), and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the coronavirus disease 2019 (“COVID-19”) pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders; costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems; changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions; the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align policies and practices; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the acquisition of Sprint’s prepaid wireless business by DISH Network Corporation (“DISH”) (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, DT, Sprint, SoftBank and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the FCC, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations; the ongoing commercial and transition services arrangements that we entered into with DISH in connection with such Prepaid Transaction, which we completed on July 1, 2020; the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions; our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents; competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry; breaches of our and/or our third-party vendors' networks, information technology and data security, resulting in unauthorized access to customer confidential information; the inability to implement and maintain effective cybersecurity measures over critical business systems; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the impact on our networks and business from major system and network failures; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions or account take over fraud; our inability to retain and hire key personnel; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that we may be unable to renew our spectrum leases on attractive terms or acquire new spectrum licenses or leases at reasonable costs and terms; any disruption or failure of third parties (including key suppliers) to provide products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the U.S. Securities and Exchange Commission, may require, which could result in an impact on earnings; and interests of our significant stockholders that may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, Stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	2019	2020
Net income	$908	$939	$870	$751	$951	$110	$1,253	$2,717	$2,314
Adjustments:
Income from discontinued operations, net of tax	—	—	—	—	—	(320)	—	—	(320)
Income from continuing operations	908	939	870	751	951	(210)	1,253	2,717	1,994
Interest expense	179	182	184	182	185	776	765	545	1,726
Interest expense to affiliates	109	101	100	98	99	63	44	310	206
Interest income	(8)	(4)	(5)	(7)	(12)	(6)	(3)	(17)	(21)
Other expense, net	(7)	22	(3)	(4)	10	195	99	12	304
Income tax expense	295	301	325	214	306	2	407	921	715
Operating income	1,476	1,541	1,471	1,234	1,539	820	2,565	4,488	4,924
Depreciation and amortization	1,600	1,585	1,655	1,776	1,718	4,064	4,150	4,840	9,932
Operating income from discontinued operations (1)	—	—	—	—	—	432	—	—	432
Stock-based compensation (2)	93	111	108	111	123	139	125	312	387
Merger-related costs	113	222	159	126	143	798	288	494	1,229
COVID-19-related costs (3)	—	—	—	—	117	341	—	—	458
Impairment expense	—	—	—	—	—	418	—	—	418
Other, net (4)	2	2	3	(5)	25	5	1	7	31
Adjusted EBITDA	$3,284	$3,461	$3,396	$3,242	$3,665	$7,017	$7,129	$10,141	$17,811
(1)Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Transactions have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19 costs were not significant for Q3 2020.
(4)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs and COVID-19-related costs. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile’s operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, network decommissioning costs and costs related to the Transactions, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	2019	2020
Net cash provided by operating activities	$1,392	$2,147	$1,748	$1,537	$1,617	$777	$2,772	$5,287	$5,166
Cash purchases of property and equipment	(1,931)	(1,789)	(1,514)	(1,157)	(1,753)	(2,257)	(3,217)	(5,234)	(7,227)
Proceeds related to beneficial interests in securitization transactions	1,157	839	900	980	868	602	855	2,896	2,325
Proceeds from sales of tower sites	—	—	—	38	—	—	—	—	—
Cash payments for debt prepayment or debt extinguishment costs	—	(28)	—	—	—	(24)	(58)	(28)	(82)
Free Cash Flow	618	1,169	1,134	1,398	732	(902)	352	2,921	182
Gross cash paid for the settlement of interest rate swaps	—	—	—	—	—	2,343	—	—	2,343
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	618	1,169	1,134	1,398	732	1,441	352	2,921	2,525
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment of debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Our current guidance range for Free Cash Flow is calculated as follows:

	H2 2020
(in millions)	Current Guidance Range
Net cash provided by operating activities	$5,900	$6,100
Cash purchases of property and equipment	(6,700)	(6,900)
Proceeds related to beneficial interests in securitization transactions (1)	1,500	1,700
Free Cash Flow	$700	$900
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2020.

Our previous guidance range for Free Cash Flow was calculated as follows:

	H2 2020
(in millions)	Previous Guidance Range
Net cash provided by operating activities	$5,300	$5,700
Cash purchases of property and equipment	(6,500)	(6,900)
Proceeds related to beneficial interests in securitization transactions (1)	1,500	1,700
Free Cash Flow	$300	$500
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2020.

The following table illustrates the calculation of our operating measures ARPA and ARPU and reconciles these measures to the related service revenues:

(in millions, except average number of customers, ARPA and ARPU)	Quarter							Nine Months Ended September 30,
	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	2019	2020
Calculation of Postpaid ARPA
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$10,209	$16,852	$26,055
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	14,108	14,354	14,602	14,881	15,155	25,424	25,582	14,355	22,054
Postpaid ARPA	$129.77	$130.36	$131.15	$130.39	$129.47	$130.57	$133.03	$130.44	$131.27
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$10,209	$16,852	$26,055
Less: Postpaid other revenues	(310)	(326)	(346)	(362)	(310)	(618)	(677)	(982)	(1,605)
Postpaid phone service revenues	5,183	5,287	5,400	5,459	5,577	9,341	9,532	15,870	24,450
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	37,504	38,226	38,944	39,736	40,585	64,889	65,437	38,225	56,971
Postpaid phone ARPU	$46.07	$46.10	$46.22	$45.79	$45.80	$47.99	$48.55	$46.13	$47.69
Calculation of Prepaid ARPU
Prepaid service revenues	$2,386	$2,379	$2,385	$2,393	$2,373	$2,311	$2,383	$7,150	$7,067
Divided by: Average number of prepaid customers (in thousands) and number of months in period	21,122	21,169	20,837	20,691	20,759	20,380	20,632	21,043	20,591
Prepaid ARPU	$37.65	$37.46	$38.16	$38.54	$38.11	$37.80	$38.49	$37.76	$38.13
Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly Service revenues earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.